                                                                     Exhibit 3.2

                                                   ADOPTED AS OF AUGUST 25, 2005

                                     BYLAWS
                                       OF
                          NAVIOS MARITIME HOLDINGS INC.

                                    ARTICLE I
                                     OFFICES
                                     -------

     1.1 Registered Office. The registered office of Navios Maritime Holdings
Inc. (the "Corporation") in the Republic of Marshall Islands shall be established and maintained at Trust Company Complex, Ajeltake Island, P.O. Box
1405, Majuro, Marshall Islands, MH 96960, and Trust Company of the Marshall
Islands, Inc. shall be the registered agent of the Corporation in the Republic of the Marshall Islands.

     1.2 Other Offices. The Corporation may also have offices at such other places both within and without the Republic of the Marshall Islands as the board of directors of the Corporation (the "Board of Directors") may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS
                            ------------------------

     2.1 Place of Meetings. All meetings of the shareholders shall be held at such time and place, either within or without the Republic of the Marshall
Islands, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     2.2 Annual Meetings. The annual meeting of shareholders shall be held on such date and at such time as may be fixed by the Board of Directors and stated
in the notice of the meeting, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws (the "Bylaws").

     Written notice of an annual meeting stating the place, date and hour of the meeting, shall be given to each shareholder entitled to vote at such meeting not less than fifteen (15) nor more than sixty (60) days before the date of the annual meeting.

     To be properly brought before the annual meeting, business must be either
(i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of
Directors, or (iii) otherwise properly brought before the annual meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the
Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) days prior to such meeting.

     A shareholder's notice to the Secretary shall set forth (a) as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the shareholder in such business, and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder and (ii) the class, series and number of shares of capital stock of the
Corporation which are beneficially owned by the shareholder. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this
Article II, Section 2.2. If the officer of the Corporation presiding at an annual meeting determines that business was not properly brought before the annual meeting in accordance with the provisions of this Article II, Section
2.2, then such officer shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

     2.3 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Business Corporations Act of the
Associations Law of the Republic of the Marshall Islands (the "BCA") or by the
Articles of Incorporation of the Corporation (the "Articles of Incorporation"),
may only be called by a majority of the entire Board of Directors, or the Chief
Executive Officer or the Chairman. Such request shall state the purpose or purposes of the proposed meeting.

     Unless otherwise provided by law, written notice of a special meeting of shareholders, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote at such meeting, not less than fifteen (15) or more than sixty (60) days before the date fixed for the meeting.
Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

     2.4 Quorum. The holders of no fewer than one-third (1/3) of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by the
BCA or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

     2.5 Organization. The Chairman of the Board of Directors shall act as chairman of meetings of the shareholders. The Board of Directors may designate any other officer or director of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board of Directors, and the Board
of Directors may further provide for determining who shall act as chairman of any shareholders meeting in the absence of the Chairman of the Board of
Directors and such designee.

     The Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of any meeting.

     2.6 Voting. Unless otherwise required by law, the Articles of Incorporation or these Bylaws, any question (other than the election of directors) brought before any meeting of shareholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. At all meetings of shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Each shareholder represented at a meeting of shareholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such shareholder, unless otherwise provided by the Articles of Incorporation. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize any person or persons to act for him by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which any such vote is exercised. No proxy shall be voted or acted upon after eleven months (11) months from its date, unless the proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the
Corporation presiding at a meeting of shareholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

     2.7 Action of Shareholders Without Meeting. Any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the holders of outstanding stock entitled to vote with respect to the subject matter thereof.

     2.8 Adjournment. Any meeting of the shareholders, including one at which directors are to be elected, may be adjourned for such periods as the presiding officer of the meeting or the shareholders present in person or by proxy and entitled to vote shall direct.

     2.9 Ratification. Any transaction questioned in any shareholders'
derivative suit, or any other suit to enforce alleged rights of the Corporation or any of its shareholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or shareholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after judgment by the Board of Directors or by the shareholders and, if so approved, ratified or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification or confirmation shall be binding upon the Corporation and all of its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                   ARTICLE III
                                    DIRECTORS
                                    ---------

     3.1 Powers; Number; Qualifications. The business and affairs of the
Corporation shall be managed by or under the direction of the Board of
Directors, except as may be otherwise provided by law or in the Articles of
Incorporation. The number of directors which shall constitute the Board of
Directors shall be not less than one (1) or more than nine (9). The exact number of directors shall be fixed from time to time, within the limits specified in this Article III, Section 3.1, or in the Articles of Incorporation, by the Board
of Directors [or by the shareholders]. Directors need not be shareholders of the
Corporation. The Board may be divided into classes as more fully described in the Articles of Incorporation.

     3.2 Election; Term of Office; Resignation; Removal; Vacancies. Each
director shall hold office until the next annual meeting of shareholders at which his class stands for election or until such director's earlier resignation, removal from office, death or incapacity. Unless otherwise provided in the Articles of Incorporation, vacancies and newly created directorships resulting from any increase in the number of directors or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and each director so chosen shall hold office until the next annual meeting and until such director's successor shall be duly elected and shall qualify, or until such director's earlier resignation, removal from office, death or incapacity.

     3.3 Nominations. Nominations of persons for election to the Board of
Directors of the Corporation at an annual meeting of shareholders of the
Corporation may be made at such meeting by or at the direction of the Board of
Directors, by any committee or persons appointed by the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting and who is a shareholder of record on the date of the giving of the notice provided for in this Article III, Section 3.3. Such nominations by any shareholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation.

     Such shareholder's notice to the Secretary shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange
Commission under Section 14 of the Securities Exchange Act of 1934, as amended, and (ii) as to the shareholder giving the notice (a) the name and record address of the shareholder and (b) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. If the officer of the
Corporation presiding at an annual meeting determines that a nomination was not made in accordance with the foregoing procedure, he shall so declare to the meeting and the defective nomination shall be disregarded.

     3.4 Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the Republic of the Marshall
Islands. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of
Directors.

     Special meetings of the Board of Directors may be called by the Chief
Executive Officer or a majority of the entire Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, telegram or e-mail on twenty-four (24) hours notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

     3.5 Quorum. Except as may be otherwise specifically provided under the BCA, the Articles of Incorporation or these Bylaws, at all meetings of the Board of
Directors or any committee thereof, a majority of the entire Board of Directors or such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of
Directors. If a quorum shall not be present at any meeting of the Board of
Directors or of any committee thereof, a majority of the directors present thereat may adjourn the meeting from time to time, without notice, other than announcement at the meeting, until a quorum shall be present.

     3.6 Organization of Meetings. The Board of Directors shall elect one of its members to be Chairman of the Board of Directors. The Chairman of the Board of
Directors shall lead the Board of Directors in fulfilling its responsibilities as set forth in these Bylaws, including its responsibility to oversee the performance of the Corporation, and shall determine the agenda and perform all other duties and exercise all other powers which are or from time to time may be delegated to him or her by the Board of Directors.

     Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or in his or her absence, by the Chief Executive
Officer, or in the absence of the Chairman of the Board of Directors and the
Chief Executive Officer, by such other person as the Board of Directors may designate or the members present may select.

     3.7 Actions of Board of Directors Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of
Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the
Board of Directors or committee.

     3.8 Removal of Directors. Unless otherwise restricted by the Articles of
Incorporation, the entire Board of Directors or any individual Director may be removed from office with or without cause by a majority vote of the holders of the outstanding shares then entitled to vote at an election of directors. In case the Board of Directors or any one or more Directors be so removed, new
Directors may be elected at the same time for the unexpired portion of the full term of the Director or Directors so removed. Any director may be removed with cause by action of the Board of Directors.

     3.9 Resignations. Any Director may resign at any time by submitting his written resignation to the Board of Directors or Secretary of the Corporation.
Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

     3.10 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the
Corporation. In the absence or disqualification of a

member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by law and in the resolution of the Board of
Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to: (a) the submission to shareholders of any action that requires shareholders' authorization under the BCA; (b) filling of vacancies in the board of directors or in a committee; (c) the fixing of compensation of the directors for serving on the Board of Directors or on any committee; (d) the amendment or repeal of the Bylaws, or the adoption of new
Bylaws; or (e) the amendment or repeal of any resolution of the Board of
Directors which, by its terms, shall be amendable or repealable.

     3.11 Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed amount (in cash or other form of consideration) for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     3.12 Interested Directors. No contract or transaction between the
Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association, or other entity in which one or more of its directors are directors or officers, or have a substantial financial interest, shall be either void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the Board of
Directors, or committee thereof, which approves such contract or transaction, or that his or their votes are counted for such purpose, if (i) the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board of Directors or the committee, and the Board of
Directors or committee approves such contract or transaction by a votesufficient for such purpose without counting the vote of such interested director, or, if the votes of the disinterested directors are insufficient to constitute an act of the Board of Directors as defined under the BCA, by unanimous vote of the disinterested directors; ; or (ii) the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of
Directors or of a committee which approves such contract or transaction.

     3.13 Meetings by Means of Telephone Conference. Members of the Board of
Directors or any committee designed by the Board of Directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by means of telephone or similar communications equipment such that all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

                                   ARTICLE IV
                                    OFFICERS
                                    --------

     4.1 General. The officers of the Corporation shall be elected by the Board of Directors and may consist of: a Chairman of the Board, Vice Chairman of the
Board, Chief Executive Officer, Chief Financial Officer, President, Secretary
and Treasurer. The Board of Directors, in its discretion, may also elect one or more Vice Presidents (including Executive Vice Presidents and Senior Vice
Presidents), Assistant Secretaries, Assistant Treasurers, a Controller and such other officers as in the judgment of the Board of Directors may be necessary or desirable. Any number of offices may be held by the same person and more than one person may hold the same office, unless otherwise prohibited by law, the
Articles of Incorporation or these Bylaws. The officers of the Corporation need not be shareholders of the Corporation, nor need such officers be directors of the Corporation.

     4.2 Election. The Board of Directors at its first meeting held after each annual meeting of shareholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of
Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Except as otherwise provided in this Article IV, any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the
Corporation shall be filled by the Board of Directors. The salaries of all officers who are directors of the Corporation shall be fixed by the Board of
Directors.

     4.3 Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, and such officer may, in the name and on behalf of the Corporation, take all such action as such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and, at any such meeting, shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The
Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

     4.4 Chief Executive Officer. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors.

     4.5 Chief Financial Officer. The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors. In the absence of a named
Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer's signature is required.

     4.6 President. At the request of the Chief Executive Officer or in the event of his or her inability to act, the President shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon such office. The President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.

     4.7 Executive Vice Presidents. At the request of the President or in the event of his or her inability to act, the Executive Vice President or the
Executive Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon such office. Each Executive Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Executive Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of such officer to act, shall perform the duties of such office, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office.

     4.8 Secretary. The Secretary shall attend all meetings of the Board of
Directors and all meetings of shareholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief

Executive Officer, under whose supervision the Secretary shall be. If the
Secretary shall be unable to cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors, then any Assistant
Secretary shall perform such actions. If there be no Assistant Secretary, then the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may
be.

     4.9 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of
Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of
Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     4.10 Assistant Secretaries. Except as may be otherwise provided in these
Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of
Directors, the Chief Executive Officer, the President, any Executive Vice
President, if there be one, or the Secretary, or in the event of his or her inability to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the
Secretary.

     4.11 Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any
Executive Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the
Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

     4.12 Controller. The Controller shall establish and maintain the accounting records of the Corporation in accordance with generally accepted accounting principles applied on a consistent basis maintain proper internal control of the assets of the Corporation and shall perform such other duties as the Board of
Directors, the Chief Executive Officer or any Vice President of the Corporation
may prescribe.

     4.13 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

     4.14 Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring for whatever reason.

     4.15 Resignations. Any officer may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

     4.16 Removal. Subject to the provisions of any employment agreement approved by the Board of Directors, any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

                                    ARTICLE V
                                  CAPITAL STOCK
                                  -------------

     5.1 Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the
Chief Executive Officer or the President and (ii) by the Treasurer or an
Assistant Treasurer, or the Secretary or an Assistant Secretary of the
Corporation, certifying the number of shares owned by him in the Corporation.

     5.2 Signatures. Any or all of the signatures on the certificate may be a facsimile, including, but not limited to, signatures of officers of the
Corporation and countersignatures of a transfer agent or registrar. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     5.3 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the
Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     5.4 Transfers. The Board of Directors shall have power and authority to make such rules and regulations as they may deem expedient concerning the issuance, registration and transfer of certificates representing shares of the
Corporation's stock, and may appoint transfer agents and registrars thereof.

     5.5 Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, the Board of
Directors shall fix a record date for any such determination that is not more than sixty (60) nor less than fifteen (15) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

                                   ARTICLE VI
                                     NOTICES
                                     -------

     6.1 Form of Notice. Notices to directors and shareholders other than notices to directors of special meetings of the board of Directors which may be given by any means stated in Article III, Section 3.4, shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

     6.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of law or the Articles of Incorporation or by these Bylaws of the
Corporation, a written waiver, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular, or special meeting of the shareholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Articles of Incorporation.

                                   ARTICLE VII
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS
                    -----------------------------------------

     7.1 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative
(other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the
Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     7.2 The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees)
actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the
Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was properly brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court having proper jurisdiction shall deem proper.

     7.3 To the extent that a director, officer, employee or agent of the
Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     7.4 Any indemnification under Sections 7.1 or 7.2 of this Article (unless ordered by a court having proper jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

          (a) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding,
or

          (b) If such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

          (c) By the shareholders.

     7.5 Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     7.6 The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     7.7 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the
Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

     7.8 For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting Corporation, any constituent Corporation
(including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer employee or agent of such constituent Corporation, or is or was serving at the request of such constituent
Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving
Corporation as he would have with respect to such constituent Corporation of its separate existence had continued.

     7.9 For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and
references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this
Article.

     7.10 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     7.11 No director or officer of the Corporation shall be personally liable to the Corporation or to any shareholder of the Corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director's or the officer's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director or officer derived an improper personal benefit.

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                                  ARTICLE VIII
                               GENERAL PROVISIONS
                               ------------------

     8.1 Reliance on Books and Records. Each Director, each member of any committee designated by the Board of Directors, and each officer of the
Corporation, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the
Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

     8.2 Dividends. Subject to the provisions of the Articles of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law.
Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

     8.3 Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the Corporation.

     8.4 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time designate.

     8.5 Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors. If the Board of Directors shall fail to do so, the
Chief Executive Officer shall fix the fiscal year.

     8.6 Seal. The corporate seal shall have inscribed thereon the name of the
Corporation, the year of its organization and the words "Corporate Seal, The
Republic of the Marshall Islands." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

     8.7 Amendments. The Bylaws or other bylaws may be adopted, amended or repealed by the shareholders entitled to vote thereon at any regular or special meeting or, if the Articles of Incorporation so provides, by the Board of
Directors. The fact that such power has been so conferred upon the Board of
Directors shall not divest the shareholders of the power nor limit their power to adopt, amend or repeal Bylaws.

     8.8 Interpretation of Bylaws. All words, terms and provisions of these
Bylaws shall be interpreted and defined by and in accordance with the
Associations Law of the Republic of the Marshall Islands, as amended, and as amended from time to time hereafter.

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